As filed with the Securities and Exchange Commission on December 31, 2020

No. 333- 236682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Additional Registrants Listed on Schedule A hereto

Maryland	5051	36-0879160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(847) 455-7111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marec E. Edgar

President and Chief Executive Officer

A.M. Castle & Co.

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(847) 455-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy T. Steele Senior Vice President, General Counsel, Secretary A. M. Castle & Co. 1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (847) 455-7111	Eric Orsic, Esq. McDermott Will & Emery LLP 444 West Lake Street, Suite 4000 Chicago, IL 60606-0029 (312) 372-2000

Approximate date of commencement of proposed sale of the securities to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Total Plastics, Inc.	Michigan	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	3080	38-2203149
A.M. Castle & Co. (Canada) Inc.	British Columbia	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	13835 3438
HY-Alloy Steels Company	Delaware	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	36-2761889
Keystone Service, Inc.	Indiana	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	36-0879160
Keystone Tube Company, LLC	Delaware	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	36-4388746
Castle Metals De Mexico, S.A. de C.V.	Mexico	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	CMM941219BG6
Castle Metals De Mexicali, S.A. de C.V.	Mexico	1420 Kensington Road, Suite 220, Oak Brook, IL 60523	5051	CMM941219BG6

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-236682, filed on February 27, 2020, as amended by Amendment No. 1 filed on March 17, 2020 (the “Registration Statement”) filed by A.M. Castle & Co. (the “Company”) with the Securities and Exchange Commission relating to the common stock and debt securities (the “securities”) of the Company and the guarantors described therein. The Registration Statement is hereby amended to remove and withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

A.M. CASTLE & CO.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Senior Vice President, General Counsel & Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-4 on behalf of A.M. Castle & Co.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

Total Plastics, Inc.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Vice President and Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of Total Plastics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

A.M. Castle & Co. (Canada) Inc.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of A.M. Castle & Co. (Canada) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

HY-Alloy Steels Company

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Director, Vice President and Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of HY-Alloy Steels Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

Keystone Service, Inc.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Director, Vice President and Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of Keystone Service, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

Keystone Tube Company, LLC

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Vice President and Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of Keystone Tube Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

Castle Metals De Mexico, S.A. de C.V.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Vice President of the Board of Directors

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of Castle Metals De Mexico, S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

CASTLE METALS DE MEXICALI, S.A. DE C.V.

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Vice President of the Board of Directors

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-4 on behalf of Castle Metals De Mexicali, S.A. de C.V.